           Filed with the Securities and Exchange Commission on October 17, 2001

                                                    Registration No.333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           TRIDENT MICROSYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                          77-0156584
---------------------------------                 ------------------------------------
  (State or other jurisdiction                    (I.R.S. employer identification no.)
of incorporation or organization)

                             1090 East Argues Avenue
                               Sunnyvale, CA 94085
             ------------------------------------------------------
               (Address of principal executive offices) (Zip code)

                           TRIDENT MICROSYSTEMS, INC.
                             1992 STOCK OPTION PLAN
                    1994 OUTSIDE DIRECTORS STOCK OPTION PLAN
                        2001 EMPLOYEE STOCK PURCHASE PLAN
             ------------------------------------------------------
                            (Full title of the plan)

                                  Frank C. Lin
                       President, Chief Executive Officer
                            and Chairman of the Board
                             1090 East Argues Avenue
                               Sunnyvale, CA 94085
             ------------------------------------------------------
                     (Name and address of agent for service)


Telephone number, including area code, of agent for service: 408-991-8800

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                         CALCULATION OF REGISTRATION FEE


                                                                      Proposed            Proposed
                Title of                                              maximum             maximum
            Securities to be                    Amount to be     offering price per       aggregate            Amount of
              registered(1)                     registered(2)         share(3)         offering price(3)    registration fee
-----------------------------------------       ------------     ------------------    ----------------     ----------------
1992 Stock Option Plan

Common Stock                                        385,134         $        5.65         $2,176,007         $      544.00
Par Value $0.001                                    214,866         $        4.35         $  934,667         $      233.67


1994 Outside Directors Stock Option Plan

Common Stock                                        110,000         $        5.65         $  621,500         $      155.38
Par Value $0.001


2001 Employee Stock Purchase Plan

Common Stock                                        500,000         $        4.80         $2,400,000         $      600.00
Par Value $0.001


Total:                                            1,210,000                               $6,132,174         $    1,533.05

--------

(1) The securities to be registered include options to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares subject to outstanding but unexercised options under the 1992 Stock Option Plan, the price is computed on the basis of the weighted average exercise price. As to the remaining shares under the 1992 Stock Option Plan and shares under the 1994 Outside Directors Stock Option Plan, the price is based upon the average of the high and low prices of the registrant's Common Stock on October 15, 2001, as reported on the Nasdaq National Market. The 2001 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for shares issuable under this plan is based upon 85% of the average of the high and low prices of the registrant's Common Stock on October 15, 2001, as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

                Trident Microsystems, Inc. ("the Company") hereby incorporates by reference in this registration statement the following documents:

                (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended June 30, 2001 as filed with the Securities and Exchange Commission on September 28, 2001 (File No. 000-20784).

                (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

                (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, pursuant to Section 12 of the Exchange Act, File No. 0-20784, filed with the Securities and Exchange Commission on October 27, 1992, effective December 15, 1992, including any amendment or report filed for the purpose of updating such description.

                All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

                The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

                Inapplicable.

Item 6. Indemnification of Directors and Officers

                Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

                The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The By-Laws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption From Registration Claimed

                Inapplicable.

Item 8. Exhibits

                See Exhibit Index.

Item 9. Undertakings

                (a) Rule 415 Offering

                The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filing incorporating subsequent Exchange Act documents by reference

                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Request for acceleration of effective date or filing of registration statement on Form S-8

                Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 15, 2001.



                                       TRIDENT MICROSYSTEMS, INC.


                                       By:  /s/ Frank C. Lin
                                           -------------------------------------
                                       Frank C. Lin
                                       President, Chief Executive Officer,
                                       and Chairman of the Board

                                POWER OF ATTORNEY


        The officers and directors of Trident Microsystems, Inc. whose signatures appear below, hereby constitute and appoint Frank C. Lin and Peter Jen, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on October 15, 2001.


        Signature                                    Title
-----------------------------            -----------------------------

  /s/ Frank C. Lin               President, Chief Executive Officer and Chairman
-----------------------------    of the Board (Principal Executive Officer)
Frank C. Lin


  /s/ Peter Jen                  Senior Vice President, Asia Operations and
-----------------------------    Chief Accounting Officer (Principal Financial
Peter Jen                        and Accounting Officer)


  /s/ Glen M. Antle              Director
-----------------------------
Glen M. Antle


  /s/ Yasushi Chikagami          Director
-----------------------------
Yasushi Chikagami


  /s/ John Luke                  Director
-----------------------------
John Luke


  /s/ Millard Phelps             Director
-----------------------------
Millard Phelps

                                  EXHIBIT INDEX


4.1 Restated Certificate of Incorporation of the Company, as filed in the Office of the Secretary of State of Delaware on August 15, 1994 is incorporated by reference to Exhibit 4.1 of the Company's Registration
        Statement on Form S-8 (File No. 333-29667, effective June 20, 1997).

4.2 Bylaws of the Company are incorporated by reference to Exhibit 3.4 of the Company's Registration Statement on Form S-1 (File No. 33-53768, effective December 15, 1992).

4.3 Certificate of Amendment of Bylaws of the Company is incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 24, 1999
        (File No. 000-20784).

4.4 Stockholders Rights Agreement dated July 24, 1998 is incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form
        8-K filed with the Securities and Exchange Commission on August 21, 1998
        (File No. 000-20784).

5       Opinion re legality

23.1    Consent of Counsel (included in Exhibit 5)

23.2    Consent of PricewaterhouseCoopers LLP

24 Power of Attorney (included in signature pages to this registration statement)